EXHIBIT 3(ii).1

 Amendment of By-laws of Global Marine Inc., Effective August 5,
1998

     Sections II-7, II-9, and III-10 of the By-laws of Global
Marine Inc. are amended in their entirety to change said sections from the old version to the new version, in each case, as indicated below:

OLD VERSION:

SECTION II-7 BUSINESS TRANSACTED AT SPECIAL MEETING: Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

NEW VERSION:

SECTION II-7 BUSINESS TO BE CONDUCTED AND NOMINATIONS: (a) At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice relating to the meeting.

     (b) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this paragraph
(b), who shall be entitled to vote at such meeting, and who complies with the requirements of this paragraph (b) and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 90th day prior to the first anniversary of the beginning of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the scheduled day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation, including, without limitation, by press release, by filing with the Securities and Exchange Commission, and/or by any written material sent to stockholders. Any such stockholder's notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock that are beneficially owned by the stockholder on the date of such notice,
(iv) any financial interest of the stockholder in such proposal, and (v) a representation that the stockholder intends to appear in
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person or by proxy at the meeting to bring the proposed business before the annual meeting. The presiding officer of the annual meeting shall determine whether the requirements of this paragraph
(b) have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this paragraph (b), he shall so declare at the meeting and such proposal shall not be acted upon at the meeting.

     (c) Subject to such rights of the holders of any class or series of preferred stock as may be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the issuance of any such class or series, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this paragraph (c), who shall be entitled to vote at such meeting in the election of directors, and who complies with the requirements of this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 90th day prior to the first anniversary of the beginning of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the scheduled day of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation, including, without limitation, by press release, by filing with the Securities and Exchange Commission, and/or by any written material sent to stockholders. Any such stockholder's notice to the Secretary of the corporation shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the corporation beneficially owned by such person and (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected, and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation's stock that are beneficially owned by the stockholder on the date of such notice, (iii) any arrangement between the nominee or nominees and the stockholder, (iv) any other facts about the nominee or nominees that would be required in a proxy statement and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to make the nomination or nominations. The presiding officer of the meeting of stockholders shall determine whether the requirements of this paragraph (c) have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the terms of this paragraph (c), he shall so declare at the meeting and such nomination shall be disregarded.

     (d) Notwithstanding the foregoing provisions of this Section II-7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended,
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and the rules and regulations thereunder with respect to the matters set forth in this Section II-7.


OLD VERSION:

SECTION II-9 MAJORITY VOTE: When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. In any election at a meeting when a quorum is present, the individual or individuals elected shall be the nominee or nominees, equal in number to the position or positions to be filled, who receives or receive a plurality of the votes cast.

NEW VERSION:

SECTION II-9 REQUIRED VOTE: When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the matter is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such matter. In any election of directors at a meeting when a quorum is present, the individual or individuals elected shall be the nominee or nominees, equal in number to the position or positions to be filled, who receives or receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.


OLD VERSION:

SECTION III-10 COMPENSATION: The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

NEW VERSION:

SECTION III-10 COMPENSATION: The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a retainer for their service as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.